                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                RPS REALTY TRUST
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rule 0-11(c)(ii), 14a-6(i)(1), or 14a-6(i)(2) or Item
     22(a)(2) of Schedule 14A.

/ / $500 per each Party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        N/A
- --------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        N/A
- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        N/A
- --------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        N/A
- --------------------------------------------------------------------------------

     (5)  Total fee paid:

        N/A
- --------------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.
- --------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        N/A
- --------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement to:

        N/A
- --------------------------------------------------------------------------------

     (3)  Filing Party:

        N/A
- --------------------------------------------------------------------------------

     (4)  Date Filed:

        N/A
- --------------------------------------------------------------------------------

                               RPS REALTY TRUST
                               747 THIRD AVENUE
                           NEW YORK, NEW YORK 10017


                                April 25, 1996

Dear Shareholder:

     Please be advised that, in connection with RPS Realty Trust's (the "Company") previously announced Ramco Acquisition and the related distribution by the Company to its shareholders (the "Spin-Off Transaction") of shares of beneficial interest, par value $0.01 per share, of Atlantic Realty Trust, a newly-formed Maryland real estate investment trust (the "Spin-Off Company"), the close of business on May 1, 1996 (or such later date as the Ramco Acquisition is consummated) has been established as the new record date for the determination of shareholders entitled to receive shares of the Spin-Off Company in the Spin-Off Transaction. The previous record date for such distribution had been set at April 12, 1996. The distribution date of the Spin-Off Transaction is anticipated to be May 1, 1996 (or such later date as the Ramco Acquisition is consummated) and the shares are anticipated to be mailed to shareholders on or about May 8, 1996 (or approximately 5 business days following the closing of the Ramco Acquisition).

     The shares of the Spin-Off Company have been approved, subject to official notice of issuance pursuant to the distribution, for inclusion on the Nasdaq SmallCap Market under the symbol "ATLRS."

     Information regarding the Ramco Acquisition and the transaction related thereto, including the Spin-Off Transaction, is included in the Company's Proxy Statement (the "Proxy Statement"), dated and first mailed to shareholders on March 29, 1996, pursuant to which the Company seeks the approval of its shareholders of the Ramco Acquisition and certain related transactions at the special meeting of shareholders scheduled for April 29, 1996.

     IF YOU HAVE NOT ALREADY DONE SO (AND WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING), PLEASE COMPLETE, DATE, SIGN AND RETURN THE SPECIAL MEETING PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE WHICH WAS ENCLOSED FOR YOUR CONVENIENCE WITH THE PROXY STATEMENT AND THE PROXY CARD. SHAREHOLDERS CAN HELP THE COMPANY AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE PROXY CARD.


                                         Sincerely,




                                         Joel M. Pashcow
                                         Chairman of the Board
                                         and President

                               RPS REALTY TRUST
                               747 Third Avenue
                           New York, New York 10017

                            FOR IMMEDIATE RELEASE

RPS REALTY TRUST ANNOUNCES NEW RECORD DATE FOR SPIN-OFF TRANSACTION SHARE DISTRIBUTION

NEW YORK, NY, APRIL 24, 1996 -- RPS REALTY TRUST, A NEW YORK STOCK EXCHANGE LISTED REAL ESTATE INVESTMENT TRUST (NYSE:RPS), TODAY ANNOUNCED THAT, IN CONNECTION WITH THE PREVIOUSLY ANNOUNCED RAMCO ACQUISITION AND THE RELATED SPIN-OFF OF ITS SUBSIDIARY, ATLANTIC REALTY TRUST, THE CLOSE OF BUSINESS ON MAY 1, 1996 (OR SUCH LATER DATE AS THE RAMCO ACQUISITION IS CONSUMMATED) HAS BEEN ESTABLISHED AS THE NEW RECORD DATE FOR THE DETERMINATION OF SHAREHOLDERS ENTITLED TO RECEIVE SHARES OF ATLANTIC REALTY TRUST IN THE SPIN-OFF DISTRIBUTION. THE PREVIOUS RECORD DATE FOR SUCH DISTRIBUTION HAD BEEN SET AT APRIL 12, 1996. THE DISTRIBUTION DATE OF SUCH SHARES IS ANTICIPATED TO BE MAY 1, 1996 (OR SUCH LATER DATE AS THE RAMCO ACQUISITION IS CONSUMMATED) AND THE SHARES ARE ANTICIPATED TO BE MAILED TO SHAREHOLDERS ON OR ABOUT MAY 8, 1996 (OR APPROXIMATELY 5 BUSINESS DAYS FOLLOWING THE CLOSING OF THE RAMCO ACQUISITION).

THE SHARES OF ATLANTIC REALTY TRUST HAVE BEEN APPROVED, SUBJECT TO OFFICIAL NOTICE OF ISSUANCE PURSUANT TO THE DISTRIBUTION, FOR INCLUSION ON THE NASDAQ SMALLCAP MARKET UNDER THE SYMBOL "ATLRS."

FOR ADDITIONAL INFORMATION CONTACT:
EDWIN R. FRANKEL (212) 702-8561


                                     ####